Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Carolina Trust BancShares, Inc. and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints Jerry L. Ocheltree and Edwin E. Laws, and each of them acting individually, its and his true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its and his name and on its and his behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, (a) a registration statement of Carolina Trust BancShares, Inc. on Form S-4 (or other appropriate form) with respect to the registration under the Securities Act of 1933 of shares of common stock of Carolina Trust BancShares, Inc., to be issued in exchange for shares of common stock of Clover Community Bankshares, Inc., upon consummation of the proposed merger of Clover Community Bankshares, Inc. with and into Carolina Trust BancShares, Inc., and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Carolina Trust BancShares, Inc. and said officers and directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney, to the same extent and with the same effect as Carolina Trust BancShares, Inc. might or could do, and as each of said officers and directors might or could do personally in his capacity or capacities as aforesaid, and each of Carolina Trust BancShares, Inc. and said officers and directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its and his signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Carolina Trust BancShares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

CAROLINA TRUST BANCSHARES, INC.
(Registrant)

By:	Jerry L. Ocheltree
Jerry L. Ocheltree
President and Chief Executive Officer

Dated:  August 21, 2018

SIGNATURE	CAPACITY

/s/ Jerry L. Ocheltree	President and Chief Executive Officer
Jerry L. Ocheltree	(principal executive officer)

/s/ Edwin E. Laws	Chief Financial Officer
Edwin E. Laws	(principal financial officer and principal accounting officer)

/s/ Bryan Elliott Beal	Director
Bryan Elliott Beal

/s/ Scott Craig Davis	Director
Scott Craig Davis

/s/ Johnathan L. Rhyne, Jr.	Director
Johnathan L. Rhyne, Jr.

/s/ Frederick P. Spach, Jr.	Director
Frederick P. Spach, Jr.

/s/ Ralph N. Strayhorn	Director
Ralph N. Strayhorn

/s/ Jim R. Watson	Director
Jim R. Watson